Conflict Minerals Report

For The Year Ended December 31, 2019

This report, for the year ended December 31, 2019, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Conflict Minerals Rule”). The Conflict Minerals Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). The Conflict Minerals Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. “Conflict Minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are limited to tin, tantalum, tungsten and gold (“3TG”). These requirements apply to registrants whatever the geographic origin of the Conflict Minerals and whether or not they fund armed conflict.

Each registrant must submit a Form SD which describes the reasonable country of origin inquiry completed by the registrant and, if the registrant is unable to establish that the Conflict Minerals originated from sources other than the Democratic Republic of the Congo or certain adjoining countries (the “Covered Countries”) or from recycled or scrap sources or elects not to disclose the source of its Conflict Minerals, then the registrant must also submit a Conflict Minerals Report to the SEC that includes a description of its due diligence efforts on the Conflict Minerals source and chain of custody.

1. Company Overview

This report has been approved by the management of Meritor, Inc. (herein referred to as “Meritor”, “we”, “us” or “our”). The information includes the activities of all majority-owned subsidiaries and any less than majority-owned subsidiaries that are consolidated in Meritor’s financial results. It does not include the activities of any entities that are not required to be consolidated in Meritor’s financial results, except to the extent that those entities supply products to Meritor which may contain any of the Conflict Minerals.

Meritor is a premier global supplier of a broad range of integrated systems and components to original equipment manufacturers (“OEMs”) and the aftermarket for the commercial vehicle, transportation and industrial sectors. Meritor serves commercial truck, trailer, off-highway, military, bus and coach and other industrial OEMs and certain aftermarkets. Our principal products are axles, undercarriages, drivelines, brakes and braking systems.

Supply Chain

Due to the complexity of our products and the number of direct suppliers supplying products to Meritor, we rely on our direct suppliers to provide information on the origin of the 3TG contained in the products they supply to us—including sources of 3TG that are supplied to them from their lower tier suppliers. Accordingly, in 2018, Meritor published a new version of our Supplier Quality System Requirements (“SQSR”) manual which is incorporated by reference into our purchase orders and other agreements and which obligates our suppliers to exercise due diligence on the source and chain of custody of any Conflict Minerals incorporated in their products sold to Meritor and to report those findings to Meritor. To ensure that these findings are, in fact, reported to Meritor, we worked directly with a large group of selected suppliers, as described below.

The suppliers selected by Meritor for inquiry were those direct suppliers who supplied any production parts to Meritor in 2019, where the parts in question, by their nature, could potentially contain 3TG.

Reasonable Country of Origin Inquiry

Based upon the results of our due diligence, we are unable to rule out the presence of 3TG in certain of our products or to determine the origin of all 3TG which may be contained in our products. Accordingly, we cannot exclude the possibility that some of our products may contain 3TG which may have originated in one or more of the Covered Countries. For that reason, we are required, under the Conflict Minerals Rule, to submit a Conflict Minerals Report to the SEC as an exhibit to Form SD.

Because of our size, our global presence, the complexity of our products and the depth, breadth and constant changes within our supply base, it is difficult to identify those potential sources of 3TG upstream from our direct suppliers. Accordingly, we participate in an industry-wide initiative to determine those possible suppliers of 3TG as described in Section 2.2 below.

In accordance with the Organization for Economic Cooperation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Guidance”) and the Conflict Minerals Rule, this report is available on our website at http://meritor.com/policy/conflict-minerals-information.aspx.

Conflict Minerals Policy

Meritor is committed to working with our global supply chain to ensure compliance with the SEC’s conflict minerals rules. Meritor intends to source responsibly in support of its intent not to manufacture products that contain Conflict Minerals that support armed conflict in any of the Covered Countries. To that end, we have established a conflict minerals compliance program that is designed to follow the framework established by the OECD. As part of that program, Meritor requires that relevant suppliers conduct conflict minerals due diligence and report their results to us.

To help ensure that we source responsibly, we have also adopted an internal Conflict Minerals Policy to guide the conduct of our employees.

In addition, Meritor has published a Conflict Minerals Statement on our website at http://meritor.com/policy/conflict-mineralsinformation.

2. Due Diligence Process

2.1. Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in the OECD Guidance and the related supplements for gold and for tin, tantalum and tungsten.

2.2. Management Systems

As described above, Meritor has adopted an internal Conflict Minerals Policy, for its employees, and a publicly available Conflict Minerals Statement which is posted at http://www.meritor.com.

Internal Team

Meritor has established a Conflict Minerals Team reporting to Meritor’s VP of Procurement. The core team includes representatives from our procurement, sales and legal groups, with support, as needed, from our IS and engineering groups. Senior management is periodically briefed about the results of our due diligence efforts.

Control Systems

Because we do not have any direct relationships with 3TG smelters and refiners, we are engaged, and actively participate, with other major manufacturers in the automotive industry and other sectors, in the Automotive Industry Action Group (“AIAG”) Conflict Minerals Work Group.

In addition to adopting a Conflict Minerals Policy which outlines expected behaviors for all Meritor employees, our expectations for our suppliers are set forth in our SQSR manual.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have contacted all relevant suppliers and asked them to complete, on the i-Point Conflict Minerals Platform, a CMRT (described in Section 3 below) and have followed up with all suppliers who failed to respond or who have provided inadequate or questionable responses.

Meritor Helpline Reporting

Through our internal Conflict Minerals Policy and the Conflict Minerals Statement on our website, we have encouraged our employees and suppliers to contact the Meritor Helpline to report instances in which Meritor’s products may contain Conflict Minerals from a Covered Country (other than from a scrap or recycled source) which have not already been discovered by, or reported to, Meritor or which Meritor may not have previously disclosed in its Form SD or its Conflict Minerals Report.

Records Maintenance

We intend to retain relevant documentation in accordance with Meritor’s standard records retention policies.

2.3. Identify and Assess Risk in the Supply Chain

Because of our size, our global presence, the complexity of our products and the depth, breadth and constant changes within our supply base, it is difficult to identify those potential sources of 3TG upstream from our direct suppliers. Accordingly, we participate in an industry-wide initiative to determine those possible suppliers of 3TG as described in Section 2.2 above.

Through Meritor’s internal systems and processes, we identified 1,012 direct suppliers whose products could potentially contain 3TG (a significantly larger number of suppliers than identified in 2018 due to Meritor’s acquisition of AxleTech on July 29, 2019). We rely on those direct suppliers to provide us with information about the source of Conflict Minerals, if any, contained in the products they supply to us. In turn, those direct suppliers are similarly reliant upon information provided by their suppliers. Many of our largest direct suppliers are also SEC registrants and, therefore, are also subject to the Conflict Minerals Rule.

2.4. Design and Implement a Strategy to Identify and Respond to Risks

Meritor has an approved risk management plan, through which our conflict minerals program is implemented, managed and monitored.

As described above, we participate in the AIAG Conflict Minerals Work Group and their industry-wide initiatives to determine potential upstream suppliers of 3TG.

As part of our risk management plan, to ensure that our suppliers understand our expectations, we have described our intention to source responsibly in the Conflict Minerals Statement available on our website at http://meritor.com/policy/conflict-mineralsinformation.aspx, have referenced those expectations in our SQSR manual, have sent each of the suppliers whose products may contain 3TG information on the Conflict Mineral regulations, have encouraged our suppliers to join i-Point and to participate in i-Point’s educational seminars, and have encouraged our suppliers to contact members of our Conflict Minerals Team to address any questions they may have.

As described in our Conflict Minerals Policy, Meritor intends to source responsibly in support of its intent not to manufacture products that contain Conflict Minerals that support armed conflict in any of the Covered Countries.

2.5. Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any 3TG smelters or refiners and do not perform or direct audits of these entities within our supply chain. We support audits through our active participation in the AIAG Conflict Minerals Work Group.

2.6. Report on Supply Chain Due Diligence

In addition to this report, see our website at http://meritor.com/policy/conflict-minerals-information.aspx for further information about our supply chain due diligence.

3. Due Diligence Results

Requests for Information

We conducted a survey of those direct suppliers described above using the template known as the Conflict Mineral Reporting Template (the “CMRT”). The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, its engagement with its direct suppliers, and a listing of the smelters used by the company and its suppliers. In addition, the template contains questions about the origin of conflict minerals used in the supplier’s products, as well as the supplier’s own due diligence efforts. Written instructions, recorded training illustrating the use of this tool and the latest version of it are available on the “Responsible Minerals Initiative” (RMI) website (formerly known as the Conflict-Free Sourcing Initiative or CFSI). The CMRT is widely used by many companies in their due diligence processes related to Conflict Minerals. To ensure that we have received reliable responses from our suppliers, we reviewed all of our supplier responses against criteria we developed to determine which responses merited further inquiry with our suppliers. These criteria call for follow-up of untimely or incomplete responses as well as those containing inconsistencies within the data reported in the CMRT. In addition, we applied a higher level of scrutiny to responses from direct suppliers who are foundries and those who supply electronic components to Meritor. Where necessary, we have worked directly with these suppliers in order to obtain acceptable revised responses.

Survey Responses

Using the information gathered from our direct suppliers over the past several years as well as our internal business systems which track production shipments, Meritor contacted all of its suppliers whose products could potentially contain 3TG, including those suppliers who in previous reporting years responded that they had no 3TG in their products. Meritor received acceptable responses from all but 44 out of the 1,012 suppliers surveyed. Meritor’s spend with the 968 suppliers who did respond represented approximately 98% of Meritor’s overall spend with such suppliers for the 2019 calendar year. While the number of unacceptable responses did increase in 2019, Meritor attributes the additional unacceptable responses largely to the challenges of integrating AxleTech into its supplier survey process.

Since 2013, one of Meritor’s stated Conflict Mineral goals has been to increase the percentage of “Product Level” declarations received from its suppliers who indicated the possible presence of 3TG in their products (a “Product Level” declaration being a response indicating whether the actual product supplied to Meritor by such supplier contained 3TG as opposed to a “Company Level” declaration meaning that the supplier sells products which contain 3TG, but cannot identify whether any 3TG is in the specific products sold to Meritor). Meritor assumed that, at a Product Level, fewer supplier responses would indicate the use of 3TG in the products being sold to Meritor and those responses would also show a smaller number of smelters as being involved in the production of those products. As in all previous reporting years, these assumptions were proven to have been correct.

In 2019, of the 1,012 suppliers surveyed, 92 (9%) reported some type of 3TG in their products. Of those 92 suppliers indicating the presence of 3TG, 18 of them provided a Product Level response, while the remaining 74 suppliers provided a Company Level response, meaning that 3TG may or may not actually be present in the components or materials that these suppliers provided to Meritor. In those 74 Company Level declarations, 35 (47%) reported that tin was the only 3TG present in their products, while the remaining 39 (52%) reported that other types of 3TG were present in the products they sell. By comparison, of the 18 Product Level supplier declarations, 15 (83%) reported tin as their only 3TG in the products they sell to Meritor.

Meritor’s core team remains committed to increasing the percentage of Product Level declarations in its effort to more accurately identify the Meritor products which actually contain 3TG.

4. Efforts to Determine Mine or Location of Origin

Through our participation in the AIAG Conflict Minerals Work Group and by requesting that our suppliers complete the CMRT, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG, if any, in our supply chain.

Smelters or Refiners

For the 2019 reporting year, Meritor identified a total of 331 smelters whose names were provided on CMRT’s furnished by its suppliers. Relevant information about all smelters disclosed in Meritor’s supplier responses is set forth on Exhibit 1 to this Conflict Minerals Report. At the time of this report, 80% of the 331 smelters have been audited and are listed in the RMI’s public records as “Conformant” and another 1% are listed as “Active”, which means they have committed to the audit process and are at various stages of the audit cycle. The remaining 19% of the named smelters were listed by the RMI as “Alleged”, with CID numbers assigned to them by the RMI. The presence of a CID number indicates that the RMI is aware of the company being reported as a smelter/refiner and may be actively working to verify its status and potential compliance as a Conflict Free smelter. However the exact status of all “Alleged” smelters remains unknown as it is not published in RMI’s public information.

Meritor continues to monitor the RMI website for the status of those companies as part of its on-going due diligence and supports the further refinement and expansion of the list of conflict free smelters through our active participation in the AIAG Conflict Mineral Work Group and our association with i-Point.

While some of these smelters or refiners have been verified as being on the conflict free smelter list, other remaining mines or locations of origin of the 3TG in our products remain unknown. As to the companies responding “yes” to the presence of 3TG products in a Company Level declaration, Meritor is unable to determine whether any of the Conflict Minerals reported by these suppliers were in fact contained in products they supplied to Meritor, and is therefore unable to validate that any of the smelters or refiners identified by those suppliers are actually in our supply chain. Meritor’s experience indicates that many of those smelters identified in our suppliers’ Company Level declarations may not be involved in the specific products supplied to Meritor. Meritor’s conflict mineral team remains committed to increasing the percentage of Product Level declarations in its effort to more accurately identify which smelters are actually a part of Meritor’s supply chain.

5. Steps to be Taken to Mitigate Risks

For 2020, we intend to take the following steps to improve the due diligence we conduct in order to identify and mitigate any risk that the Conflict Minerals in our products could benefit armed groups in the Covered Countries:

a.	Increase our emphasis on working with our suppliers who have indicated the presence of 3TG at a Company Level to obtain Product Level declarations in an effort to more accurately determine which of their products actually contain 3TG, thereby allowing Meritor to better identify the specific smelters within the Meritor supply chain.

b.	Work to fully integrate the AxleTech supply base, as well as that of Transportation Power Inc., acquired by Meritor on January 16, 2020, into Meritor’s data bases for purposes of enhancing the accuracy and completeness of Meritor’s supplier responses.

c.	Proactively monitor CMRT’s upon arrival for any red-flagged smelter.

d.	Assist Meritor’s Tier 1 suppliers to attain a higher response rate from their lower tier suppliers as a result of their supply chain due diligence.

e.	Continue to educate our suppliers on Meritor’s higher expectations relating to Product Level responses and accurate smelter lists.

f.	Work with any suppliers found to be supplying Meritor with 3TG from sources that support armed conflict in the Covered Countries to establish an alternative source of 3TG that does not support such conflict.

g.	Work with the AIAG to define and improve best practices in order to build leverage over the supply chain in accordance with the OECD Guidance.

h.	Work with the AIAG to help expand the list of conflict free smelters and refiners.

i.	Monitor legislative changes to the Conflict Mineral rules to ensure compliance.

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002763	Gold	8853 S.p.A.		ITALY	CID002763	RMI		Pero	Lombardia
CID000015	Gold	Advanced Chemical Company		UNITED STATES OF AMERICA	CID000015	RMI		Warwick	Rhode Island
CID000019	Gold	Aida Chemical Industries Co., Ltd.		JAPAN	CID000019	RMI		Fuchu	Tokyo
CID002560	Gold	Al Etihad Gold Refinery DMCC		UNITED ARAB EMIRATES	CID002560	RMI		Dubai	Dubayy
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.		GERMANY	CID000035	RMI		Pforzheim	Baden-Württemberg
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)		UZBEKISTAN	CID000041	RMI		Almalyk	Toshkent
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao		BRAZIL	CID000058	RMI		Nova Lima	Minas Gerais
CID000077	Gold	Argor-Heraeus S.A.		SWITZERLAND	CID000077	RMI		Mendrisio	Ticino
CID000082	Gold	Asahi Pretec Corp.		JAPAN	CID000082	RMI		Kobe	Hyogo
CID000924	Gold	Asahi Refining Canada Ltd.		CANADA	CID000924	RMI		Brampton	Ontario
CID000920	Gold	Asahi Refining USA Inc.		UNITED STATES OF AMERICA	CID000920	RMI		Salt Lake City	Utah
CID000090	Gold	Asaka Riken Co., Ltd.		JAPAN	CID000090	RMI		Tamura	Fukushima
CID002850	Gold	AU Traders and Refiners		SOUTH AFRICA	CID002850	RMI		Johannesburg	Gauteng
CID000113	Gold	Aurubis AG		GERMANY	CID000113	RMI		Hamburg	Hamburg
CID002863	Gold	Bangalore Refinery		INDIA	CID002863	RMI		Bangalore	Karnataka

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)		PHILIPPINES	CID000128	RMI		Quezon City	Rizal
CID000157	Gold	Boliden AB		SWEDEN	CID000157	RMI		Skelleftehamn	Västerbottens län [SE-24]
CID000176	Gold	C. Hafner GmbH + Co. KG		GERMANY	CID000176	RMI		Pforzheim	Baden-Württemberg
CID000185	Gold	CCR Refinery - Glencore Canada Corporation		CANADA	CID000185	RMI		Montréal	Quebec
CID000189	Gold	Cendres + Metaux S.A.		SWITZERLAND	CID000189	RMI		Biel-Bienne	Bern
CID000233	Gold	Chimet S.p.A.		ITALY	CID000233	RMI		Arezzo	Toscana
CID000264	Gold	Chugai Mining		JAPAN	CID000264	RMI		Chiyoda	Tokyo
CID000362	Gold	DODUCO Contacts and Refining GmbH		GERMANY	CID000362	RMI		Pforzheim	Baden-Württemberg
CID000401	Gold	Dowa		JAPAN	CID000401	RMI		Kosaka	Akita
CID003195	Gold	DS PRETECH Co., Ltd.		KOREA, REPUBLIC OF	CID003195	RMI		Chopyeong-myeon	Chungcheongbuk-do
CID000359	Gold	DSC (Do Sung Corporation)		KOREA, REPUBLIC OF	CID000359	RMI		Gimpo	Gyeonggi-do
CID000425	Gold	Eco-System Recycling Co., Ltd.		JAPAN	CID000425	RMI		Honjo	Saitama
CID002561	Gold	Emirates Gold DMCC		UNITED ARAB EMIRATES	CID002561	RMI		Dubai	Dubayy
CID002459	Gold	Geib Refining Corporation		UNITED STATES OF AMERICA	CID002459	RMI		Warwick	Rhode Island

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.		CHINA	CID002243	RMI		Shanghang	Fujian Sheng
CID000689	Gold	HeeSung Metal Ltd.		KOREA, REPUBLIC OF	CID000689	RMI		Seo-gu	Incheon-gwangyeoksi
CID000694	Gold	Heimerle + Meule GmbH		GERMANY	CID000694	RMI		Pforzheim	Baden-Württemberg
CID000707	Gold	Heraeus Metals Hong Kong Ltd.		CHINA	CID000707	RMI		Fanling	Hong Kong SAR
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG		GERMANY	CID000711	RMI		Hanau	Hessen
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.		CHINA	CID000801	RMI		Hohhot	Nei Mongol Zizhiqu
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.		JAPAN	CID000807	RMI		Soka	Saitama
CID000814	Gold	Istanbul Gold Refinery		TURKEY	CID000814	RMI		Kuyumcukent	İstanbul
CID002765	Gold	Italpreziosi		ITALY	CID002765	RMI		Arezzo	Toscana
CID000823	Gold	Japan Mint		JAPAN	CID000823	RMI		Osaka	Osaka
CID000855	Gold	Jiangxi Copper Co., Ltd.		CHINA	CID000855	RMI		Guixi City	Jiangxi Sheng
CID000929	Gold	JSC Uralelectromed		RUSSIAN FEDERATION	CID000929	RMI		Verkhnyaya Pyshma	Sverdlovskaya oblast'

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.		JAPAN	CID000937	RMI		Ōita	Ôita
CID000957	Gold	Kazzinc		KAZAKHSTAN	CID000957	RMI		Ust-Kamenogorsk	Qaraghandy oblysy
CID000969	Gold	Kennecott Utah Copper LLC		UNITED STATES OF AMERICA	CID000969	RMI		Magna	Utah
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna		POLAND	CID002511	RMI		Lubin	Dolnośląskie
CID000981	Gold	Kojima Chemicals Co., Ltd.		JAPAN	CID000981	RMI		Sayama	Saitama
CID002605	Gold	Korea Zinc Co., Ltd.		KOREA, REPUBLIC OF	CID002605	RMI		Gangnam	Seoul-teukbyeolsi
CID001029	Gold	Kyrgyzaltyn JSC		KYRGYZSTAN	CID001029	RMI		Bishkek	Chüy
CID002762	Gold	L'Orfebre S.A.		ANDORRA	CID002762	RMI		Andorra la Vella	Andorra la Vella
CID001078	Gold	LS-NIKKO Copper Inc.		KOREA, REPUBLIC OF	CID001078	RMI		Onsan-eup	Ulsan-gwangyeoksi
CID002606	Gold	Marsam Metals		BRAZIL	CID002606	RMI		Sao Paulo	São Paulo
CID001113	Gold	Materion		UNITED STATES OF AMERICA	CID001113	RMI		Buffalo	New York
CID001119	Gold	Matsuda Sangyo Co., Ltd.		JAPAN	CID001119	RMI		Iruma	Saitama
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.		CHINA	CID001149	RMI		Kwai Chung	Hong Kong SAR
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.		SINGAPORE	CID001152	RMI		Singapore	South West

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.		CHINA	CID001147	RMI		Suzhou	Jiangsu Sheng
CID001153	Gold	Metalor Technologies S.A.		SWITZERLAND	CID001153	RMI		Marin	Neuchâtel
CID001157	Gold	Metalor USA Refining Corporation		UNITED STATES OF AMERICA	CID001157	RMI		North Attleboro	Massachusetts
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.		MEXICO	CID001161	RMI		Torreon	Coahuila de Zaragoza
CID001188	Gold	Mitsubishi Materials Corporation		JAPAN	CID001188	RMI		Naoshima	Kagawa
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.		JAPAN	CID001193	RMI		Takehara	Hiroshima
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.		INDIA	CID002509	RMI		Mewat	Haryana
CID001204	Gold	Moscow Special Alloys Processing Plant		RUSSIAN FEDERATION	CID001204	RMI		Obrucheva	Moskva
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.		TURKEY	CID001220	RMI		Bahçelievler	İstanbul
CID001259	Gold	Nihon Material Co., Ltd.		JAPAN	CID001259	RMI		Noda	Chiba

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH		AUSTRIA	CID002779	RMI		Vienna	Wien
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.		JAPAN	CID001325	RMI		Nara-shi	Nara
CID001326	Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)		RUSSIAN FEDERATION	CID001326	RMI		Krasnoyarsk	Krasnoyarskiy kray
CID000493	Gold	OJSC Novosibirsk Refinery		RUSSIAN FEDERATION	CID000493	RMI		Novosibirsk	Novosibirskaya oblast'
CID001352	Gold	PAMP S.A.		SWITZERLAND	CID001352	RMI		Castel San Pietro	Ticino
CID002919	Gold	Planta Recuperadora de Metales SpA		CHILE	CID002919	RMI		Mejillones	Antofagasta
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals		RUSSIAN FEDERATION	CID001386	RMI		Kasimov	Ryazanskaya oblast'
CID001397	Gold	PT Aneka Tambang (Persero) Tbk		INDONESIA	CID001397	RMI		Jakarta	Jakarta Raya
CID001498	Gold	PX Precinox S.A.		SWITZERLAND	CID001498	RMI		La Chaux-de-Fonds	Neuchâtel
CID001512	Gold	Rand Refinery (Pty) Ltd.		SOUTH AFRICA	CID001512	RMI		Germiston	Gauteng

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002582	Gold	REMONDIS PMR B.V.		NETHERLANDS	CID002582	RMI		Moerdijk	Noord-Brabant
CID001534	Gold	Royal Canadian Mint		CANADA	CID001534	RMI		Ottawa	Ontario
CID002761	Gold	SAAMP		FRANCE	CID002761	RMI		Paris	Île-de-France
CID002973	Gold	Safimet S.p.A		ITALY	CID002973	RMI		Arezzo	Toscana
CID001555	Gold	Samduck Precious Metals		KOREA, REPUBLIC OF	CID001555	RMI		Namdong	Incheon-gwangyeoksi
CID002777	Gold	SAXONIA Edelmetalle GmbH		GERMANY	CID002777	RMI		Halsbrücke	Sachsen
CID001585	Gold	SEMPSA Joyeria Plateria S.A.		SPAIN	CID001585	RMI		Madrid	Madrid, Comunidad de
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.		CHINA	CID001622	RMI		Zhaoyuan	Shandong Sheng
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.		CHINA	CID001736	RMI		Chengdu	Sichuan Sheng
CID002516	Gold	Singway Technology Co., Ltd.		TAIWAN, PROVINCE OF CHINA	CID002516	RMI		Dayuan	Taoyuan
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals		RUSSIAN FEDERATION	CID001756	RMI		Shyolkovo	Moskovskaja oblast'
CID001761	Gold	Solar Applied Materials Technology Corp.		TAIWAN, PROVINCE OF CHINA	CID001761	RMI		Tainan City	Tainan

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.		JAPAN	CID001798	RMI		Saijo	Ehime
CID002918	Gold	SungEel HiMetal Co., Ltd.		KOREA, REPUBLIC OF	CID002918	RMI		Gunsan-si	Jeollabuk-do
CID002580	Gold	T.C.A S.p.A		ITALY	CID002580	RMI		Capolona	Toscana
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.		JAPAN	CID001875	RMI		Hiratsuka	Kanagawa
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.		CHINA	CID001916	RMI		Laizhou	Shandong Sheng
CID001938	Gold	Tokuriki Honten Co., Ltd.		JAPAN	CID001938	RMI		Kuki	Saitama
CID002615	Gold	TOO Tau-Ken-Altyn		KAZAKHSTAN	CID002615	RMI		Astana	Almaty
CID001955	Gold	Torecom		KOREA, REPUBLIC OF	CID001955	RMI		Asan	Chungcheongnam-do
CID001977	Gold	Umicore Brasil Ltda.		BRAZIL	CID001977	RMI		Guarulhos	São Paulo
CID002314	Gold	Umicore Precious Metals Thailand		THAILAND	CID002314	RMI		Khwaeng Dok Mai	Krung Thep Maha Nakhon
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining		BELGIUM	CID001980	RMI		Hoboken	Antwerpen
CID001993	Gold	United Precious Metal Refining, Inc.		UNITED STATES OF AMERICA	CID001993	RMI		Alden	New York
CID002003	Gold	Valcambi S.A.		SWITZERLAND	CID002003	RMI		Balerna	Ticino

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)		AUSTRALIA	CID002030	RMI		Newburn	Western Australia
CID002778	Gold	WIELAND Edelmetalle GmbH		GERMANY	CID002778	RMI		Pforzheim	Baden-Württemberg
CID002100	Gold	Yamakin Co., Ltd.		JAPAN	CID002100	RMI		Konan	Kochi
CID002129	Gold	Yokohama Metal Co., Ltd.		JAPAN	CID002129	RMI		Sagamihara	Kanagawa
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation		CHINA	CID002224	RMI		Sanmenxia	Henan Sheng
CID000092	Tantalum	Asaka Riken Co., Ltd.		JAPAN	CID000092	RMI		Tamura	Fukushima
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.		CHINA	CID000211	RMI		Changsha	Hunan Sheng
CID003402	Tantalum	CP Metals Inc.		UNITED STATES OF AMERICA	CID003402	RMI		Warren	Ohio
CID002504	Tantalum	D Block Metals, LLC		UNITED STATES OF AMERICA	CID002504	RMI		Gastonia	North Carolina
CID000456	Tantalum	Exotech Inc.		UNITED STATES OF AMERICA	CID000456	RMI		Pompano Beach	Florida
CID000460	Tantalum	F&X Electro-Materials Ltd.		CHINA	CID000460	RMI		Jiangmen	Guangdong Sheng

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002505	Tantalum	FIR Metals & Resource Ltd.		CHINA	CID002505	RMI		Zhuzhou	Hunan Sheng
CID002558	Tantalum	Global Advanced Metals Aizu		JAPAN	CID002558	RMI		Aizuwakamatsu	Fukushima
CID002557	Tantalum	Global Advanced Metals Boyertown		UNITED STATES OF AMERICA	CID002557	RMI		Boyertown	Pennsylvania
CID000291	Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.		CHINA	CID000291	RMI		Conghua	Guangdong Sheng
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.		CHINA	CID000616	RMI		Yingde	Guangdong Sheng
CID002544	Tantalum	H.C. Starck Co., Ltd.		THAILAND	CID002544	RMI		Map Ta Phut	Rayong
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH		GERMANY	CID002547	RMI		Hermsdorf	Thüringen
CID002548	Tantalum	H.C. Starck Inc.		UNITED STATES OF AMERICA	CID002548	RMI		Newton	Massachusetts
CID002549	Tantalum	H.C. Starck Ltd.		JAPAN	CID002549	RMI		Mito	Ibaraki
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG		GERMANY	CID002550	RMI		Laufenburg	Baden-Württemberg

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH		GERMANY	CID002545	RMI		Goslar	Niedersachsen
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.		CHINA	CID002492	RMI		Hengyang	Hunan Sheng
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.		CHINA	CID002512	RMI		Fengxin	Jiangxi Sheng
CID002842	Tantalum	Jiangxi Tuohong New Raw Material		CHINA	CID002842	RMI		Yichun	Jiangxi Sheng
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.		CHINA	CID000914	RMI		Jiujiang	Jiangxi Sheng
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.		CHINA	CID000917	RMI		Jiujiang	Jiangxi Sheng
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.		CHINA	CID002506	RMI		Jiujiang	Jiangxi Sheng
CID002539	Tantalum	KEMET Blue Metals		MEXICO	CID002539	RMI		Matamoros	Tamaulipas
CID002568	Tantalum	KEMET Blue Powder		UNITED STATES OF AMERICA	CID002568	RMI		Mound House	Nevada
CID001076	Tantalum	LSM Brasil S.A.		BRAZIL	CID001076	RMI		São João del Rei	Minas Gerais

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.		INDIA	CID001163	RMI		District Raigad	Maharashtra
CID001175	Tantalum	Mineracao Taboca S.A.		BRAZIL	CID001175	RMI		Presidente Figueiredo	Amazonas
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.		JAPAN	CID001192	RMI		Omuta	Fukuoka
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.		CHINA	CID001277	RMI		Shizuishan City	Ningxia Huizi Zizhiqu
CID001200	Tantalum	NPM Silmet AS		ESTONIA	CID001200	RMI		Sillamäe	Ida-Virumaa
CID002847	Tantalum	Power Resources Ltd.		MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847	RMI		Skopje	Skopje
CID001508	Tantalum	QuantumClean		UNITED STATES OF AMERICA	CID001508	RMI		Carrollton	Texas
CID002707	Tantalum	Resind Industria e Comercio Ltda.		BRAZIL	CID002707	RMI		São João del Rei	Minas gerais
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.		CHINA	CID001522	RMI		Zhuzhou	Hunan Sheng
CID001769	Tantalum	Solikamsk Magnesium Works OAO		RUSSIAN FEDERATION	CID001769	RMI		Solikamsk	Permskiy kray

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID001869	Tantalum	Taki Chemical Co., Ltd.		JAPAN	CID001869	RMI		Harima	Hyogo
CID001891	Tantalum	Telex Metals		UNITED STATES OF AMERICA	CID001891	RMI		Croydon	Pennsylvania
CID001969	Tantalum	Ulba Metallurgical Plant JSC		KAZAKHSTAN	CID001969	RMI		Ust-Kamenogorsk	Qaraghandy oblysy
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.		CHINA	CID002508	RMI		YunFu City	Guangdong Sheng
CID000292	Tin	Alpha		UNITED STATES OF AMERICA	CID000292	RMI		Altoona	Pennsylvania
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.		CHINA	CID000228	RMI		Chenzhou	Hunan Sheng
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.		CHINA	CID003190	RMI		Chifeng	Nei Mongol Zizhiqu
CID001070	Tin	China Tin Group Co., Ltd.		CHINA	CID001070	RMI		Laibin	Guangxi Zhuangzu Zizhiqu
CID002570	Tin	CV Ayi Jaya		INDONESIA	CID002570	RMI		Sungailiat	Kepulauan Bangka Belitung
CID002592	Tin	CV Dua Sekawan		INDONESIA	CID002592	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID000306	Tin	CV Gita Pesona		INDONESIA	CID000306	RMI		Sungailiat	Kepulauan Bangka Belitung
CID000315	Tin	CV United Smelting		INDONESIA	CID000315	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID002455	Tin	CV Venus Inti Perkasa		INDONESIA	CID002455	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID000402	Tin	Dowa		JAPAN	CID000402	RMI		Kosaka	Akita

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000438	Tin	EM Vinto		BOLIVIA (PLURINATIONAL STATE OF)	CID000438	RMI		Oruro	Oruro
CID000468	Tin	Fenix Metals		POLAND	CID000468	RMI		Chmielów	Podkarpackie
CID002848	Tin	Gejiu Fengming Metallurgy Chemical Plant		CHINA	CID002848	RMI		Gejiu	Yunnan Sheng
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC		CHINA	CID000942	RMI		Gejiu	Yunnan Sheng
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.		CHINA	CID000538	RMI		Gejiu	Yunnan Sheng
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.		CHINA	CID001908	RMI		Gejiu	Yunnan Sheng
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.		CHINA	CID000555	RMI		Gejiu	Yunnan Sheng
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.		CHINA	CID003116	RMI		Chaozhou	Guangdong Sheng
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant		CHINA	CID002849	RMI		Guanyang	Guangxi Zhuangzu Zizhiqu
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.		CHINA	CID002844	RMI		Ganzhou	Jiangxi Sheng

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.		CHINA	CID000760	RMI		Ganzhou	Jiangxi Sheng
CID001231	Tin	Jiangxi New Nanshan Technology Ltd.		CHINA	CID001231	RMI		Ganzhou	Jiangxi Sheng
CID003379	Tin	Ma'anshan Weitai Tin Co., Ltd.		CHINA	CID003379	RMI		Maanshan	Anhui Sheng
CID002468	Tin	Magnu's Minerais Metais e Ligas Ltda.		BRAZIL	CID002468	RMI		São João del Rei	Minas Gerais
CID001105	Tin	Malaysia Smelting Corporation (MSC)		MALAYSIA	CID001105	RMI		Butterworth	Pulau Pinang
CID002500	Tin	Melt Metais e Ligas S.A.		BRAZIL	CID002500	RMI		Ariquemes	Rondônia
CID001142	Tin	Metallic Resources, Inc.		UNITED STATES OF AMERICA	CID001142	RMI		Twinsburg	Ohio
CID002773	Tin	Metallo Belgium N.V.		BELGIUM	CID002773	RMI		Beerse	Antwerpen
CID002774	Tin	Metallo Spain S.L.U.		SPAIN	CID002774	RMI		Berango	Bizkaia
CID001173	Tin	Mineracao Taboca S.A.		BRAZIL	CID001173	RMI		Bairro Guarapiranga	São Paulo
CID001182	Tin	Minsur		PERU	CID001182	RMI		Paracas	Ika
CID001191	Tin	Mitsubishi Materials Corporation		JAPAN	CID001191	RMI		Asago	Hyogo
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.		THAILAND	CID001314	RMI		Nongkham Sriracha	Chon Buri
CID002517	Tin	O.M. Manufacturing Philippines, Inc.		PHILIPPINES	CID002517	RMI		Rosario	Cavite

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID001337	Tin	Operaciones Metalurgicas S.A.		BOLIVIA (PLURINATIONAL STATE OF)	CID001337	RMI		Oruro	Oruro
CID000309	Tin	PT Aries Kencana Sejahtera		INDONESIA	CID000309	RMI		Pemali	Kepulauan Bangka Belitung
CID001399	Tin	PT Artha Cipta Langgeng		INDONESIA	CID001399	RMI		Sungailiat	Kepulauan Bangka Belitung
CID002503	Tin	PT ATD Makmur Mandiri Jaya		INDONESIA	CID002503	RMI		Sungailiat	Kepulauan Bangka Belitung
CID001402	Tin	PT Babel Inti Perkasa		INDONESIA	CID001402	RMI		Lintang	Kepulauan Bangka Belitung
CID001406	Tin	PT Babel Surya Alam Lestari		INDONESIA	CID001406	RMI		Badau	Kepulauan Bangka Belitung
CID002776	Tin	PT Bangka Prima Tin		INDONESIA	CID002776	RMI		Air Mesu	Kepulauan Bangka Belitung
CID003205	Tin	PT Bangka Serumpun		INDONESIA	CID003205	RMI		Pangkalpinang	Kepulauan Bangka Belitung
CID001419	Tin	PT Bangka Tin Industry		INDONESIA	CID001419	RMI		Sungailiat	Kepulauan Bangka Belitung
CID001421	Tin	PT Belitung Industri Sejahtera		INDONESIA	CID001421	RMI		Pegantungan	Kepulauan Bangka Belitung
CID001428	Tin	PT Bukit Timah		INDONESIA	CID001428	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID001434	Tin	PT DS Jaya Abadi		INDONESIA	CID001434	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID002530	Tin	PT Inti Stania Prima		INDONESIA	CID002530	RMI		Sungailiat	Kepulauan Bangka Belitung
CID001448	Tin	PT Karimun Mining		INDONESIA	CID001448	RMI		Karimun	Kepulauan Riau
CID002829	Tin	PT Kijang Jaya Mandiri		INDONESIA	CID002829	RMI		Sungailiat	Kepulauan Bangka Belitung

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002835	Tin	PT Menara Cipta Mulia		INDONESIA	CID002835	RMI		Mentawak	Kepulauan Bangka Belitung
CID001453	Tin	PT Mitra Stania Prima		INDONESIA	CID001453	RMI		Sungailiat	Kepulauan Bangka Belitung
CID001457	Tin	PT Panca Mega Persada		INDONESIA	CID001457	RMI		Sungailiat	Kepulauan Bangka Belitung
CID000313	Tin	PT Premium Tin Indonesia		INDONESIA	CID000313	RMI		Pangkalan	Kepulauan Bangka Belitung
CID001458	Tin	PT Prima Timah Utama		INDONESIA	CID001458	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID003381	Tin	PT Rajawali Rimba Perkasa		INDONESIA	CID003381	RMI		Tukak Sadai	Kepulauan Bangka Belitung
CID002593	Tin	PT Rajehan Ariq		INDONESIA	CID002593	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID001460	Tin	PT Refined Bangka Tin		INDONESIA	CID001460	RMI		Sungailiat	Kepulauan Bangka Belitung
CID001463	Tin	PT Sariwiguna Binasentosa		INDONESIA	CID001463	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID001468	Tin	PT Stanindo Inti Perkasa		INDONESIA	CID001468	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID002816	Tin	PT Sukses Inti Makmur		INDONESIA	CID002816	RMI		Sungai Samak	Kepulauan Bangka Belitung
CID001471	Tin	PT Sumber Jaya Indah		INDONESIA	CID001471	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID001477	Tin	PT Timah Tbk Kundur		INDONESIA	CID001477	RMI		Kundur	Riau
CID001482	Tin	PT Timah Tbk Mentok		INDONESIA	CID001482	RMI		Mentok	Kepulauan Bangka Belitung
CID001490	Tin	PT Tinindo Inter Nusa		INDONESIA	CID001490	RMI		Pangkal Pinang	Kepulauan Bangka Belitung
CID002478	Tin	PT Tirus Putra Mandiri		INDONESIA	CID002478	RMI		Bogor	Jawa Barat

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID001493	Tin	PT Tommy Utama		INDONESIA	CID001493	RMI		Sumping Desa Batu Peyu	Kepulauan Bangka Belitung
CID002706	Tin	Resind Industria e Comercio Ltda.		BRAZIL	CID002706	RMI		São João del Rei	Minas gerais
CID001539	Tin	Rui Da Hung		TAIWAN, PROVINCE OF CHINA	CID001539	RMI		Longtan Shiang Taoyuan	Taoyuan
CID001758	Tin	Soft Metais Ltda.		BRAZIL	CID001758	RMI		Bebedouro	São Paulo
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.		VIET NAM	CID002834	RMI		Thai Nguyen	Thái Nguyên
CID001898	Tin	Thaisarco		THAILAND	CID001898	RMI		Amphur Muang	Phuket
CID003325	Tin	Tin Technology & Refining		UNITED STATES OF AMERICA	CID003325	RMI		West Chester	Pennsylvania
CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.		BRAZIL	CID002036	RMI		Ariquemes	Rondônia
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.		CHINA	CID002158	RMI		Gejiu	Yunnan Sheng
CID002180	Tin	Yunnan Tin Company Limited		CHINA	CID002180	RMI		Gejiu	Yunnan Sheng
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.		CHINA	CID003397	RMI		Gejiu	Yunnan Sheng
CID000004	Tungsten	A.L.M.T. Corp.		JAPAN	CID000004	RMI		Toyama City	Toyama
CID002833	Tungsten	ACL Metais Eireli		BRAZIL	CID002833	RMI		Araçariguama	São Paulo

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.		CHINA	CID002513	RMI		Chenzhou	Hunan Sheng
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.		CHINA	CID000258	RMI		Ganzhou	Jiangxi Sheng
CID003401	Tungsten	Fujian Ganmin RareMetal Co., Ltd.		CHINA	CID003401	RMI		Longyan	Fujian Sheng
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.		CHINA	CID000499	RMI		Yanshi	Fujian Sheng
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.		CHINA	CID002645	RMI		Ganzhou	Jiangxi Sheng
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.		CHINA	CID000875	RMI		Ganzhou	Jiangxi Sheng
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.		CHINA	CID002315	RMI		Ganzhou	Jiangxi Sheng
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.		CHINA	CID002494	RMI		Ganzhou	Jiangxi Sheng

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000568	Tungsten	Global Tungsten & Powders Corp.		UNITED STATES OF AMERICA	CID000568	RMI		Towanda	Pennsylvania
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.		CHINA	CID000218	RMI		Chaozhou	Guangdong Sheng
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG		GERMANY	CID002542	RMI		Laufenburg	Baden-Württemberg
CID002541	Tungsten	H.C. Starck Tungsten GmbH		GERMANY	CID002541	RMI		Goslar	Niedersachsen
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.		CHINA	CID000766	RMI		Yuanling	Hunan Sheng
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji		CHINA	CID002579	RMI		Hengyang	Hunan Sheng
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.		CHINA	CID000769	RMI		Hengyang	Hunan Sheng
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.		CHINA	CID003182	RMI		Yiyang	Hunan Sheng
CID002649	Tungsten	Hydrometallurg, JSC		RUSSIAN FEDERATION	CID002649	RMI		Nalchik	Kabardino- Balkarskaya Respublika

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000825	Tungsten	Japan New Metals Co., Ltd.		JAPAN	CID000825	RMI		Akita City	Akita
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.		CHINA	CID002551	RMI		Ganzhou	Jiangxi Sheng
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.		CHINA	CID002321	RMI		Xiushui	Jiangxi Sheng
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.		CHINA	CID002318	RMI		Tonggu	Jiangxi Sheng
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.		CHINA	CID002317	RMI		Ganzhou	Jiangxi Sheng
CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.		CHINA	CID002316	RMI		Ganzhou	Jiangxi Sheng
CID000966	Tungsten	Kennametal Fallon		UNITED STATES OF AMERICA	CID000966	RMI		Fallon	Nevada
CID000105	Tungsten	Kennametal Huntsville		UNITED STATES OF AMERICA	CID000105	RMI		Huntsville	Alabama
CID003388	Tungsten	KGETS Co., Ltd.		KOREA, REPUBLIC OF	CID003388	RMI		Siheung-si	Gyeonggi-do
CID003407	Tungsten	Lianyou Metals Co., Ltd.		TAIWAN, PROVINCE OF CHINA	CID003407	RMI		Fangliao	Pingtung

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.		CHINA	CID002319	RMI		Nanfeng Xiaozhai	Yunnan Sheng
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)		VIET NAM	CID002543	RMI		Dai Tu	Thái Nguyên
CID002845	Tungsten	Moliren Ltd.		RUSSIAN FEDERATION	CID002845	RMI		Roshal	Moskovskaja oblast'
CID002589	Tungsten	Niagara Refining LLC		UNITED STATES OF AMERICA	CID002589	RMI		Depew	New York
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.		PHILIPPINES	CID002827	RMI		Marilao	Bulacan
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.		VIET NAM	CID001889	RMI		Halong City	Tây Ninh
CID002724	Tungsten	Unecha Refractory metals plant		RUSSIAN FEDERATION	CID002724	RMI		Unecha	Bryanskaya oblast'
CID002044	Tungsten	Wolfram Bergbau und Hutten AG		AUSTRIA	CID002044	RMI		St. Martin i-S	Steiermark
CID002843	Tungsten	Woltech Korea Co., Ltd.		KOREA, REPUBLIC OF	CID002843	RMI		Gyeongju-si	Gyeongsangbuk-do
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.		CHINA	CID002320	RMI		Xiamen	Fujian Sheng
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.		CHINA	CID002082	RMI		Xiamen	Fujian Sheng

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.		CHINA	CID002830	RMI		Ganzhou	Jiangxi Sheng
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.		CHINA	CID002095	RMI		Shaoguan	Guangdong Sheng
	Gold	Smelter not listed	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424	RMI
	Tin	Smelter not listed	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870	RMI
	Tungsten	Smelter not listed	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	RMI
CID002290	Gold	SAFINA A.S.		CZECHIA	CID002290	RMI		Vestec	Praha-západ
CID003409	Tin	Precious Minerals and Smelting Limited		INDIA	CID003409	RMI		Jagdalpur	Chhattisgarh
CID002647	Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.		CHINA	CID002647	RMI		Huanglong	Jiangxi Sheng
CID003408	Tungsten	JSC "Kirovgrad Hard Alloys Plant"		RUSSIAN FEDERATION	CID003408	RMI		Kirovgrad	Sverdlovskaya oblast'
CID002708	Gold	Abington Reldan Metals, LLC		UNITED STATES OF AMERICA	CID002708	RMI		Fairless Hills	Pennsylvania
CID003185	Gold	African Gold Refinery		UGANDA	CID003185	RMI		Entebbe	Wakiso

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000103	Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.		TURKEY	CID000103	RMI		Istanbul	İstanbul
CID000180	Gold	Caridad		MEXICO	CID000180	RMI		Nacozari	Sonora
CID003382	Gold	CGR Metalloys Pvt Ltd.		INDIA	CID003382	RMI		Cochin	Kerala
CID000328	Gold	Daejin Indus Co., Ltd.		KOREA, REPUBLIC OF	CID000328	RMI		Namdong-gu	Incheon-gwangyeoksi
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.		CHINA	CID000343	RMI		Huangshi	Hubei Sheng
CID002867	Gold	Degussa Sonne / Mond Goldhandel GmbH		GERMANY	CID002867	RMI		Pforzheim	Baden-Württemberg
CID003348	Gold	Dijllah Gold Refinery FZC		UNITED ARAB EMIRATES	CID003348	RMI		Sharjah	Ash Shāriqah
CID002515	Gold	Fidelity Printers and Refiners Ltd.		ZIMBABWE	CID002515	RMI		Msasa	Harare
CID002584	Gold	Fujairah Gold FZC		UNITED ARAB EMIRATES	CID002584	RMI		Fujairah	Al Fujayrah
CID002852	Gold	GCC Gujrat Gold Centre Pvt. Ltd.		INDIA	CID002852	RMI		Ahmedabad	Gujarat
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM		CHINA	CID001909	RMI		Chengdu	Sichuan Sheng
CID002312	Gold	Guangdong Jinding Gold Limited		CHINA	CID002312	RMI		Guangzhou	Guangdong Sheng

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.		CHINA	CID000651	RMI		Zhaoyuan	Shandong Sheng
CID000671	Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.		CHINA	CID000671	RMI		Fuyang	Zhejiang Sheng
CID000767	Gold	Hunan Chenzhou Mining Co., Ltd.		CHINA	CID000767	RMI		Yuanling	Hunan Sheng
CID000773	Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.		CHINA	CID000773	RMI		Chenzhou	Hunan Sheng
CID000778	Gold	HwaSeong CJ CO., LTD.		KOREA, REPUBLIC OF	CID000778	RMI		Danwon	Gyeonggi-do
CID002562	Gold	International Precious Metal Refiners		UNITED ARAB EMIRATES	CID002562	RMI		Dubai	Dubayy
CID000927	Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant		RUSSIAN FEDERATION	CID000927	RMI		Verkhnyaya Pyshma	Sverdlovskaya oblast'
CID002563	Gold	Kaloti Precious Metals		UNITED ARAB EMIRATES	CID002563	RMI		Dubai	Dubayy
CID000956	Gold	Kazakhmys Smelting LLC		KAZAKHSTAN	CID000956	RMI		Balkhash	Qaraghandy oblysy
CID002865	Gold	Kyshtym Copper-Electrolytic Plant ZAO		RUSSIAN FEDERATION	CID002865	RMI		Kyshtym	Chelyabinskaya oblast'

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID001032	Gold	L'azurde Company For Jewelry		SAUDI ARABIA	CID001032	RMI		Riyadh	Ar Riyāḑ
CID001056	Gold	Lingbao Gold Co., Ltd.		CHINA	CID001056	RMI		Lingbao	Henan Sheng
CID001058	Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.		CHINA	CID001058	RMI		Lingbao	Henan Sheng
CID001093	Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.		CHINA	CID001093	RMI		Luoyang	Henan Sheng
CID002857	Gold	Modeltech Sdn Bhd		MALAYSIA	CID002857	RMI		Kawasan Perindustrian Bukit Rambai	Melaka
CID002282	Gold	Morris and Watson		NEW ZEALAND	CID002282	RMI		Onehunga	Auckland
CID002866	Gold	Morris and Watson Gold Coast		AUSTRALIA	CID002866	RMI		Gold Coast	Queensland
CID001236	Gold	Navoi Mining and Metallurgical Combinat		UZBEKISTAN	CID001236	RMI		Navoi	Navoiy
CID003189	Gold	NH Recytech Company		KOREA, REPUBLIC OF	CID003189	RMI		Pyeongtaek-si	Gyeonggi-do
CID002872	Gold	Pease & Curren		UNITED STATES OF AMERICA	CID002872	RMI		Warwick	Rhode Island
CID001362	Gold	Penglai Penggang Gold Industry Co., Ltd.		CHINA	CID001362	RMI		Penglai	Shandong Sheng
CID003324	Gold	QG Refining, LLC		UNITED STATES OF AMERICA	CID003324	RMI		Fairfield	Ohio

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000522	Gold	Refinery of Seemine Gold Co., Ltd.		CHINA	CID000522	RMI		Lanzhou	Gansu Sheng
CID001546	Gold	Sabin Metal Corp.		UNITED STATES OF AMERICA	CID001546	RMI		Williston	North Dakota
CID002853	Gold	Sai Refinery		INDIA	CID002853	RMI		Parwanoo	Himachal Pradesh
CID001562	Gold	Samwon Metals Corp.		KOREA, REPUBLIC OF	CID001562	RMI		Changwon	Gyeongsangnam-do
CID002525	Gold	Shandong Humon Smelting Co., Ltd.		CHINA	CID002525	RMI		Laizhou	Shandong Sheng
CID001619	Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.		CHINA	CID001619	RMI		Laizhou	Shandong Sheng
CID003383	Gold	Sovereign Metals		INDIA	CID003383	RMI		Ahmedabad	Gujarat
CID003153	Gold	State Research Institute Center for Physical Sciences and Technology		LITHUANIA	CID003153	RMI		Vilnius	Vilnius
CID002567	Gold	Sudan Gold Refinery		SUDAN	CID002567	RMI		Khartoum	Khartoum
CID001947	Gold	Tongling Nonferrous Metals Group Co., Ltd.		CHINA	CID001947	RMI		Tongling	Anhui Sheng
CID002587	Gold	Tony Goetz NV		BELGIUM	CID002587	RMI		Antwerp	Antwerpen
CID002854	Gold	Universal Precious Metals Refining Zambia		ZAMBIA	CID002854	RMI		Lusaka	Lusaka

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID000197	Gold	Yunnan Copper Industry Co., Ltd.		CHINA	CID000197	RMI		Kunming	Yunnan Sheng
CID003191	Tantalum	Jiujiang Janny New Material Co., Ltd.		CHINA	CID003191	RMI		Jiujiang	Jiangxi Sheng
CID002703	Tin	An Vinh Joint Stock Mineral Processing Company		VIET NAM	CID002703	RMI		Quy Hop	Nghệ An
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.		CHINA	CID003356	RMI		Dongguan	Guangdong Sheng
CID002572	Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company		VIET NAM	CID002572	RMI		Tinh Tuc	Cao Bằng
CID000448	Tin	Estanho de Rondonia S.A.		BRAZIL	CID000448	RMI		Ariquemes	Rondônia
CID002858	Tin	Modeltech Sdn Bhd		MALAYSIA	CID002858	RMI		Kawasan Perindustrian Bukit Rambai	Melaka
CID002573	Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company		VIET NAM	CID002573	RMI		Quy Hop	Nghệ An
CID003208	Tin	Pongpipat Company Limited		MYANMAR	CID003208	RMI		Yangon	Yangon

Smelter Identification Number Input Column	Metal (*)	Smelter Lookup (*)	Smelter Name (1)	Smelter Country (*)	Smelter Identification	Source of Smelter Identification Number	Smelter Street	Smelter City	Smelter Facility Location: State / Province
CID002756	Tin	Super Ligas		BRAZIL	CID002756	RMI		Piracicaba	São Paulo
CID002574	Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company		VIET NAM	CID002574	RMI		Tan Quang	Tuyên Quang
CID002313	Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.		CHINA	CID002313	RMI		Gao'an	Jiangxi Sheng
CID002815	Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City		CHINA	CID002815	RMI		Hengyang	Hunan Sheng